UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 29, 2019

Date of Report (date of earliest event reported)

AirXpanders, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-55781	20-2555438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3047 Orchard Parkway, CA, 95134

(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 390-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:    None

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 29, 2019, Scott Murcray resigned as Chief Financial Officer and Chief Operating Officer of AirXpanders, Inc. (the “Company”), effective June 7, 2019, to pursue other opportunities. There were no disagreements between Mr. Murcray and the Company on any matter relating to the Company’s operations, policies or practices that resulted in his resignation.

The Company and Mr. Murcray anticipate entering into a consulting agreement to assist the Company in the orderly transition of his Chief Financial Officer responsibilities, pursuant to which Mr. Murcray will be available to answer questions and otherwise assist in the transition of his responsibilities in a manner that does not interfere with his responsibilities elsewhere.

Upon Mr. Murcray's departure, Mr. Frank Grillo, President and Chief Executive Officer, will assume the role of principal financial and accounting officer until a new Chief Financial Officer is appointed. Mr. Murcray will continue to direct the company's finance and operations organization until his departure date, and will assist with the transition.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2019	AIRXPANDERS, INC.

/s/Scott Murcray
Scott Murcray Chief Financial Officer and Chief Operating Officer
Duly Authorized Officer